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                                                                  Exhibit (1)(e)
                             THE ARCH FUND, INC.

                            ARTICLES SUPPLEMENTARY

   The Arch Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST: The total number of shares of capital stock which the Corporation was heretofore authorized to issue was Two Billion (2,000,000,000) shares of Common Stock, of which One Billion, Eight Hundred and Eighty Million (1,880,000,000) shares of the par value of One Mill ($.001) each were Class A Common Stock, Ninety Million (90,000,000) shares of the par value of One Mill ($.001) each were Class A - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each were Class C Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each were Class C - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each were Class D Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each were Class D - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each were Class E Common Stock, and Five Million (5,000,000)





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shares of the par value of One Mill ($.001) each were Class E Special Series 1
Common Stock. The aggregate par value of all Common Stock having par value was Two Million Dollars ($2,000,000).

   SECOND: Pursuant to Article VI of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation has increased the total number of authorized shares of capital stock of the Corporation to Five Billion (5,000,000,000) shares of the par value of One Mill ($.001) per share and of the aggregate par value of Five Million Dollars ($5,000,000) and has classified One Hundred and Twenty Million (120,000,000) shares (of the par value of One Mill ($.001)) of the Corporation's newly authorized, unclassified, and unissued shares of capital stock as Class A Common Stock, One Billion, Nine Hundred and Ten Million (1,910,000,000) shares (of the par value of One Mill ($.001)) of newly authorized, unclassified, and unissued shares of capital stock as Class A - Special Series 1 Common Stock pursuant to the following resolutions adopted by unanimous consent of the Board of Directors of the
Corporation on November   , 1990:

       RESOLVED, that pursuant to Article VI of the Corporation's Articles of Incorporation (the "Charter"), the total number of authorized shares of capital stock of the Corporation be, and hereby is, increased to Five Billion (5,000,000,000) shares of the par value of One Mill ($.001) per share and of the aggregate value of Five Million Dollars ($5,000,000);

       FURTHER RESOLVED, that One Hundred Twenty Million (120,000,000) newly authorized, unclassified, and unissued shares of capital stock (of the par value





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   of One Mill ($.001) per share and of the aggregate par value of One Hundred
   Twenty Thousand Dollars ($120,000)), be, and hereby are, classified as Class A Common Stock with all of the preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class A Common Stock;

       FURTHER RESOLVED, that One Billion, Nine Hundred and Ten Million (1,910,000,000) newly authorized, unclassified, and unissued shares of capital stock (of the par value of One Mill ($.001) per share and of the aggregate par value of One Million, Nine Hundred and Ten Thousand Dollars ($1,910,000)), be, and hereby are, classified as Class A - Special Series 1 Common Stock with all of the preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class A - Special Series 1 Common Stock.

   THIRD: The total number of shares of capital stock which the Corporation is presently authorized to issue is Five Billion (5,000,000,000) shares of Common Stock, of which Two Billion (2,000,000,000) shares of the par value of One Mill ($.001) each are Class A Common Stock, Two Billion (2,000,000,000) shares of the par value of One Mill ($.001) each are Class A - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class C Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class C - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class D Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class D - Special Series 1 Common Stock, Five Million (5,000,000) shares of the par value of One Mill ($.001) each are Class E





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Common Stock, Five Million (5,000,000) shares of the par value of One Mill
($.001) each are Class E - Special Series 1 Common Stock, and Nine Hundred and Seventy Million (970,000,000) shares of the par value of One Mill ($.001) are unclassified. The total aggregate value of shares of capital stock having par value is Five Million Dollars ($5,000,000).

   FOURTH: The increase in the total number of authorized shares of capital stock of the Corporation and the shares of Class A and Class A - Special Series 1 Common Stock of the Corporation classified pursuant to the resolutions set forth in Article SECOND of these Articles Supplementary have been reclassified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

   IN WITNESS WHEREOF, The Arch Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Secretary as of November 9, 1990.


                             THE ARCH FUND, INC.

[SEAL]

Attest:                      By:/s/ Jerry V. Woodham
                                ---------------------------
                                Jerry V. Woodham, President


/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
  Secretary





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                                  CERTIFICATE


   THE UNDERSIGNED, President of THE ARCH FUND, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.



                                  /s/ Jerry V. Woodham
                                 ---------------------------
                                 Jerry V. Woodham, President


Dated as of:  November 9, 1990





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